As filed with the Securities and Exchange Commission on February 21, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST AMERICAN FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-1911571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 First American Way

Santa Ana, California 92707-5913

Telephone: (714) 250-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lisa W. Cornehl

Senior Vice President, Chief Legal Officer and Secretary

First American Financial Corporation

1 First American Way

Santa Ana, California 92707-5913

Telephone: (714) 250-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Andrew L. Fabens, Esq.

Gibson Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166-0193

Telephone: (212) 351-4000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

DIVIDEND REINVESTMENT & DIRECT PURCHASE PLAN

500,000 Shares of Common Stock, $0.00001 par value

CUSIP 31847R 102

This prospectus describes the First American Financial Corporation Dividend Reinvestment and Direct Purchase Plan (the “Plan”), a direct stock purchase plan designed to provide investors with a convenient method to purchase shares of First American Financial Corporation’s common stock and to reinvest cash dividends in the purchase of additional shares.

Our common stock is listed on the New York Stock Exchange under the symbol “FAF.” We have our executive offices at 1 First American Way, Santa Ana, California 92707-5913. Our telephone number is (714) 250-3000.

Equiniti Trust Company, LLC (“EQ Shareowner Services”), the Administrator of the Plan (the “Administrator”), may buy shares of First American Financial Corporation common stock in the open market, in privately negotiated transactions or directly from us. If the Administrator buys shares of common stock in the open market, the price of such shares will be the weighted average price of all shares of common stock purchased for the relevant investment date. If the Administrator buys shares of common stock from us, the price of such shares will be the average of the high and low sales prices of our shares of common stock for the relevant investment date as reported on the New York Stock Exchange Consolidated Tape. Shares of common stock purchased in privately negotiated transactions will be made on terms as the purchasing agent may reasonably determine.

First American Financial Corporation common stock is not insured by the Federal Deposit Insurance Corporation or any other government agency, is not a deposit or other obligation of, and is not guaranteed by, EQ Shareowners Services or First American Financial Corporation, and is subject to investment risks, including the possible loss of the principal amount invested. Common stock held in the Plan is not subject to protection under the Securities Investor Protection Act of 1970.

Please read this prospectus carefully and keep it and all account statements for future reference. If you have any questions about the Plan, please call the Administrator toll-free at 1-800-468-9716. Customer Care representatives are available between the hours of 7:00 a.m. and 7:00 p.m., Central Standard Time, Monday through Friday.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4 of this prospectus and in our periodic filings made with the Securities and Exchange Commission (the “SEC”) for a discussion of certain risks that you should consider before investing in our common stock.

NONE OF THE SEC, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES OF FIRST AMERICAN FINANCIAL CORPORATION’S COMMON STOCK IN ANY STATE OR OTHER JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. TO THE EXTENT REQUIRED BY APPLICABLE LAW IN CERTAIN JURISDICTIONS, SHARES OF COMMON STOCK OFFERED UNDER THE PLAN TO PERSONS WHO ARE NOT RECORD HOLDERS OF FIRST AMERICAN FINANCIAL CORPORATION’S COMMON STOCK ARE OFFERED ONLY THROUGH A REGISTERED BROKER IN THOSE JURISDICTIONS.

This prospectus is dated February 21, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read the entire registration statement and this prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

You should rely only on information provided in the registration statement, this prospectus and the information incorporated by reference. We have not authorized any person to disseminate any information or to make any representations or to provide you with any information that differs from the foregoing, and, if given or made, such information or representations must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any circumstances in which such offer or solicitation is unlawful. The information contained in this prospectus or incorporated by reference may only be accurate as of the date of the release of such information. Our affairs or business may have changed since the date of release of such information.

In this prospectus, we use the terms the “company,” the “registrant,” “First American,” “we,” “us” and “our” to refer to First American Financial Corporation and our consolidated subsidiaries.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain the words “believe,” “anticipate,” “expect,” “intend,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” or “could.” These forward-looking statements include, without limitation, statements regarding future operations, performance, financial condition, prospects, plans and strategies. These forward-looking statements are based on current expectations and assumptions that may prove to be incorrect.

Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include, without limitation:

•	interest rate fluctuations;

•	changes in the conditions of the real estate markets;

•	volatility in the capital markets;

•	unfavorable economic conditions;

•	impairments in the company’s goodwill or other intangible assets;

•	failures at financial institutions where the company deposits funds;

•	regulatory oversight and changes in applicable laws and government regulations, including privacy and data protection laws;

•	heightened scrutiny by legislators and regulators of the company’s title insurance and services segment and certain other of the company’s businesses;

•	regulation of title insurance rates;

•	limitations on access to public records and other data;

•	climate change, health crises, terrorist attacks, severe weather conditions and other catastrophe events;

•	changes in relationships with large mortgage lenders and government-sponsored enterprises;

•	changes in measures of the strength of the company’s title insurance underwriters, including ratings and statutory capital and surplus;

•	losses in the company’s investment portfolio or venture investment portfolio;

•	material variance between actual and expected claims experience;

•	provision of capital to subsidiaries that could affect the company’s liquidity position;

•	defalcations, increased claims or other costs and expenses attributable to the company’s use of title agents;

•	any inadequacy in the company’s risk management framework or use of models;

•	systems damage, failures, interruptions, cyberattacks and intrusions, or unauthorized data disclosures;

•	innovation efforts of the company and other industry participants and any related market disruption;

•	errors and fraud involving the transfer of funds;

•	failures to recruit and retain qualified employees;

•	the company’s use of a global workforce;

•	inability of the company to fulfill parent company obligations and/or pay dividends;

•	inability to realize anticipated synergies or produce returns that justify investment in acquired businesses;

•	a reduction in the deposits at the company’s federal savings bank subsidiary;

•	claims of infringement or inability to adequately protect the company’s intellectual property; and

•	other factors described in our reports that are incorporated by reference in this prospectus, including under the caption “Risk Factors.”

The forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

RISK FACTORS

Investing in our common stock involves risk. Please see the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2024 and in the other documents incorporated by reference into this prospectus (see “Documents Incorporated by Reference”). You should carefully consider these risk factors, as well as the other information contained elsewhere in this prospectus and the information incorporated by reference before making an investment decision. We face risks other than those described in the aforementioned reports, including those that are unknown to us and others of which we may be aware but, at present, consider immaterial. Because of those risk factors, as well as other variables affecting our operating results, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. Our filings with the SEC are available to the public on the Internet through the SEC’s EDGAR database. You may access the EDGAR database at the SEC’s website at www.sec.gov.

We also post our SEC filings on our website at www.firstam.com. Information contained on our website is not intended to be incorporated by reference in this prospectus, and you should not consider that information part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

It is important for you to analyze the information in this prospectus, the registration statement and the exhibits to the registration statement, and additional information described under the heading “Documents Incorporated by Reference” below before you make your investment decision.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” certain information in documents we file with it, which means that we can disclose important information to you in this prospectus by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus, information filed subsequently that is incorporated by reference and information in any prospectus supplement. These documents contain important business and financial information about our company, including information concerning its financial performance, and we urge you to read them. We incorporate by reference into this prospectus all of the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 20, 2025; and

•

the Description of Capital Stock provided under the heading “Description of Capital Stock” in the information statement attached as Exhibit 99(a) to Amendment No. 5 to our registration statement on Form 10-12B filed on May 12, 2010, together with any amendment or report filed with the SEC for the purpose of updating such description.

We also incorporate into this prospectus all of our filings with the SEC made pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act that we file after the filing of this prospectus but prior to the termination of any offering of shares of common stock made by this prospectus. Information in this prospectus and incorporated by reference is only current as of the date it is made. Information in documents that we subsequently file with the SEC will automatically update and supersede any previously disclosed information. However, any documents or portions thereof or any exhibits thereto that we furnish to, but do not file with, the SEC shall not be incorporated or deemed to be incorporated by reference into this prospectus.

We will furnish to you without charge, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests should be addressed to:

First American Financial Corporation

1 First American Way

Santa Ana, California 92707-5913

Attention: Secretary

(714) 250-3000

You should read the information in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

OUR COMPANY

We, through our subsidiaries, are engaged in the business of providing title insurance, settlement services and other financial services and risk solutions through our title insurance and services segment and our home warranty segment. The title insurance and services segment provides title insurance, closing and/or escrow services and similar or related services domestically and internationally in connection with residential and commercial real estate transactions. The segment also provides products, services and solutions that are designed to mitigate risk in, or otherwise facilitate, real estate transactions. Many of these products, services and solutions involve the use of real property-related data, including data derived from our proprietary databases. In addition, the segment provides banking, trust, warehouse lending, mortgage subservicing and wealth management services. The home warranty segment sells home warranty products. Our corporate segment consists of certain financing facilities, our venture investment portfolio, operating results related to our property and casualty insurance business, which no longer sells policies or has policies in force, and certain corporate services that support our business operations. The substantial majority of our business is dependent upon activity in the real estate and mortgage markets.

Our strategy is to profitably grow our core title insurance and settlement services business, expand our data advantage to strengthen our core business and pursue growth opportunities, and manage and actively invest in complementary businesses where we have a strategic advantage. We are focused on continued improvement of our customers’ experience with our products, services and solutions, including through the digital transformation of our offerings, and on enhancing our services offered to our customers. In an effort to speed the delivery of our products, increase efficiency, improve quality, improve the customer experience and decrease risk, we are utilizing innovative technologies, processes and techniques in the production and delivery of our products and services. These efforts include streamlining the title and closing processes by converting certain manual processes into automated ones. Part of our growth strategy involves acquiring companies that expand our market share, enhance our data capabilities, provide us with technological capabilities or complement our businesses. We remain committed to efficiently managing our business to market conditions throughout business cycles and to deploying our capital to maximize stockholder returns.

We trace our heritage back to 1889. On June 1, 2010, our common stock was listed on the New York Stock Exchange under the ticker symbol “FAF.”

Our executive offices are located at 1 First American Way, Santa Ana, California 92707-5913. Our telephone number is (714) 250-3000. Our website is www.firstam.com. Information contained on or connected to our website is not a prospectus, is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

DIVIDEND REINVESTMENT & DIRECT PURCHASE PLAN

1.	What is the Plan?

The Plan is a convenient, low cost purchase plan available for existing and new investors to increase their holdings in the company’s common stock. Participants in the Plan may elect to have dividends reinvested automatically at no cost or buy additional shares of common stock of First American at any time through an optional cash investment of $50 to $5,000 per quarter. Participation in the Plan is entirely voluntary, and we give no advice regarding your decision to join the Plan.

PURPOSE

2.	What is the purpose of the Plan?

The purpose of the Plan is to promote long-term stock ownership among existing and new investors in the company by providing a convenient method to purchase shares of First American common stock and reinvest cash dividends paid on such shares.

Participation in the Plan is voluntary, and we give no advice regarding your decision to join the Plan. If you decide to participate, an Account Authorization Form and reply envelope will be mailed to you upon request. In addition, Account Authorization Forms are also available online. You can access these services through the Administrator’s website, shareowneronline.com. If the shares are jointly owned, all owners must sign the form.

ADMINISTRATION

3.	Who administers the Plan?

The Plan is administered by Equiniti Trust Company, LLC (“EQ Shareowner Services”), which serves as the company’s stock transfer agent, registrar and dividend disbursing agent. As Administrator, EQ Shareowner Services keeps records, sends statements and performs other duties relating to the Plan.

The Administrator is authorized to choose a broker at its sole discretion to facilitate purchases and sales of shares of First American common stock by Plan participants. The Administrator will furnish the name of the registered broker utilized in share transactions within a reasonable time upon written request from the participant.

4.	What kind of reports will be sent to participants in the Plan?

As a participant, you will receive a statement for any account activity. You should retain these statements in order to establish the cost basis of shares purchased under the Plan for income tax and other purposes. In addition, each participant will receive all communications sent to all other stockholders, such as annual reports and proxy statements.

CONTACT INFORMATION

5.	How do I contact the Administrator?

Written Correspondence:	EQ Shareowner Services P.O. Box 64856 St. Paul, MN 55164-0856

Certified and Overnight Delivery:	EQ Shareowner Services 1110 Centre Pointe Curve, Suite 101 Mendota Heights, MN 55120-4100

Telephone Inquiries:	1-800-468-9716 (toll-free)

651-450-4064 (outside of the U.S.)

Internet:	shareowneronline.com

Email:	Go to shareowneronline.com and select “Contact Us.”

When communicating with the Administrator, you should have available your account number and taxpayer identification number.

ELIGIBILITY AND ENROLLMENT

6.	How does a First American stockholder participate in the Plan?

If you are already a First American stockholder with shares of common stock registered in your name, you may enroll in the Plan simply by completing and returning an Account Authorization Form. You may also enroll online at shareowneronline.com.

7.	I am not currently a stockholder. Can I participate in the Plan?

Yes. If you currently hold no shares of First American common stock, you may enroll in the Plan by completing and returning an Account Authorization Form and either making an initial investment or authorizing automatic deductions from a qualified bank account (see “—Investment Summary and Fees”). You may also enroll online at shareowneronline.com.

Regulations in certain countries may limit or prohibit participation in this type of Plan. Accordingly, persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

8.	I already own shares of First American common stock, but they are held by my bank or broker and registered in “street name.” How can I participate?

If you currently own shares of First American common stock but they are held at a bank or broker in its name (“street name”), you may participate in the Plan by instructing your agent to convert your shares of First American common stock to shares registered in your name through the Direct Registration System. Once the shares are in your name, you may request that the Administrator send you an enrollment package.

9.	Are there fees associated with enrollment?

There is a one-time enrollment fee. The Account Authorization Form should be accompanied by an initial cash investment plus the enrollment fee (see “—Investment Summary and Fees”).

OPTIONAL CASH INVESTMENTS

10.	What are the minimum and maximum amounts for optional cash investments?

Additional investments may be made in amounts of at least $50.00 subject to a maximum of $5,000.00 during any quarter, including your initial investment, if any.

You are under no obligation to make additional cash investments. Funds awaiting purchase do not earn interest. During the period that an optional cash investment is pending, the collected funds in the possession of the Administrator may be invested in certain Permitted Investments. For purposes of this Plan, “Permitted Investments” shall mean either the Administrator’s holding of the funds (i) uninvested or (ii) invested in select Wells Fargo deposit products. The risk of any loss from such Permitted Investments shall be the responsibility of the Administrator. Investment income from such Permitted Investments shall be retained by the Administrator.

11.	How do I make an optional cash investment?

Checks should be made payable to “EQ Shareowner Services.” Checks must be in U.S. funds and drawn on a U.S. or Canadian financial institution. Cash, money orders, traveler’s checks and third party checks are not allowed. Checks must be accompanied by the Transaction Request Form attached to your account statement and mailed to: EQ Shareowner Services (see “—Contact Information”).

A refund request for an optional cash investment made by check must be received in writing by the Administrator not less than two (2) trading days before such amount is to be invested.

12.	Can I have optional cash investments automatically deducted from my bank account?

Yes. You may setup a one-time, semi-monthly or monthly automatic withdrawal from a designated bank account. The request may be submitted online, by telephone or by sending an Account Authorization Form by mail (see “—Contact Information”). Requests are processed and become effective as promptly as administratively possible. Once the automatic withdrawal is initiated, funds will be debited from your designated bank account on or about the 1st and/or the 15th of each month and will be invested in First American common stock generally within five (5) trading days. Changes or a discontinuation of automatic withdrawals can be made online, by telephone or by using the Transaction Request Form attached to your statement. To be effective with respect to a particular investment date, a change request must be received by the Administrator at least 15 trading days prior to the investment date.

13.	Will I be charged fees for optional cash investments?

No.

14.	How are payments with “insufficient funds” handled?

If any optional cash contribution, including payments by check or automatic withdrawal, is returned for any reason, the Administrator will remove from the participant’s account any shares purchased upon prior credit of such funds, and will sell these shares. The Administrator may sell other shares in the account to recover a returned funds fee for each optional cash investment returned unpaid for any reason and may sell additional shares as necessary to cover any market loss incurred by the Administrator.

PURCHASE OF COMMON STOCK

15.	What is the source of First American common stock purchased through the Plan?

At First American’s discretion, purchases of common stock will be made by the Plan’s purchasing agent either in the open market, in privately negotiated transactions or directly from First American. Purchases of common stock in the open market may be made on any stock exchange where shares of First American common stock are traded or by negotiated transactions on such terms as the purchasing agent may reasonably determine. Neither First American nor any participant will have any authority or power to direct the date, time or price at which shares of common stock may be purchased by the purchasing agent. No one, other than the Administrator, may select the broker through or from whom purchases are to be made.

We may also, without prior notice to participants, change our determination as to whether shares of our common stock will be purchased by the Administrator directly from us or in the open market or in privately negotiated transactions.

16.	When will shares of common stock be purchased?

Any initial, recurring, or one-time optional cash investment will be invested generally within five (5) trading days, and no later than 35 trading days, except where postponement is necessary to comply with Regulation M under the Exchange Act or other applicable provisions of securities law. No interest will be paid on amounts held by the Administrator pending investment. The Administrator may commingle each participant’s funds with those of other participants for the purpose of executing purchases.

17.	What is the price of shares of common stock purchased under the Plan?

The price per share paid by each participant for shares of common stock purchased in the open market will be the weighted average price incurred to purchase all shares of common stock acquired on that date. Shares of common stock purchased from First American will be purchased and credited to a participant’s account at the average of the high and low sales prices of shares of First American common stock as reported on the New York Stock Exchange Composite Tape on the date of purchase. Shares of common stock purchased in privately negotiated transactions will be made on such terms as the purchasing agent may reasonably determine. No brokerage commissions will be incurred for shares of common stock purchased under the Plan.

Your account will be credited with the number of Plan shares purchased for you, in full and fractional shares, computed to three decimal places.

CASH DIVIDENDS

18.	Must my dividends be reinvested automatically?

No. You may choose to reinvest dividends or you may choose to receive cash dividends. No commission will be charged in connection with the reinvestment of dividends.

Full dividend reinvestment — All cash dividends payable on shares held in the Plan, along with any shares held through book-entry Direct Registration Shares (“DRS”), will be used to purchase additional shares. You will not receive cash dividends from First American; instead, all dividends will be reinvested. Whole and fractional shares will be allocated to the Plan account.

Cash dividends — All dividends payable to you will be paid in cash. This includes the dividend payable on all shares held in the Plan, including any shares held through book-entry DRS. Your dividend payment will be sent by check unless you have elected to have those dividends deposited directly to a designated bank account.

Should you elect to receive any cash dividends, the Administrator can deposit those dividends directly into a qualified bank account for you.

For electronic direct deposit of any dividend funds, contact the Administrator to request a Direct Deposit of Dividends Authorization Form (see “—Contact Information”). The participant should include a voided check or deposit slip from the bank account for which to set up direct deposit. If the shares are jointly owned, all owners must sign the form.

You may change your reinvestment option at any time online, by calling or by sending a new Account Authorization Form to the Administrator. If you do not select an option, the Administrator will default your choice to full reinvestment. Notices received on or before a dividend record date will be effective for that dividend. Notices received after a dividend record date will not be effective until after that dividend has been paid.

You may also send in optional cash investments with any of the above options.

19.	When will my dividends be reinvested and at what price?

The reinvestment of your dividends will be processed generally within five (5) business days following the dividend payment date and no later than 30 trading days following the dividend payable date. The price of shares of common stock purchased will be as described in Question 17 above.

The payment of dividends is at the discretion of First American’s Board of Directors and will depend upon future earnings, the financial condition of First American and other factors. The Board may change the amount and timing of dividends at any time without prior notice.

STOCK SPLITS AND STOCK DIVIDENDS

20.	How would a stock split or stock dividend affect my account?

It is understood that any stock dividends or stock splits distributed by First American on common stock held by the Administrator for the participant will be credited to the participant’s account. This will include all whole and fractional shares.

VOTING

21.	How do I vote my Plan shares at stockholder meetings?

As a participant in the Plan you will receive voting materials and have the sole right to vote the common stock of First American represented by the shares held for you in the Plan. In the event you do not provide direction for voting, the Plan shares will not be voted.

You are encouraged to read the information carefully. Votes may be submitted online, by telephone or by returning the signed, dated proxy card. Your shares will be voted in accordance with the most recent submitted instructions.

SALE OF COMMON STOCK

22.	How do I sell my Plan shares of common stock?

You may sell any number of whole shares of common stock held in your account by completing the Transaction Request Form attached to your account statement and returning it to the Administrator. If the shares are jointly owned, all owners must sign the form. Requests for sales or terminations will generally be executed as soon as administratively possible provided there is sufficient volume and the request is received on a business day when the relevant securities market is open. You may sell online at shareowneronline.com, by telephone or through the mail (see “–Contact Information”).

Sales are usually made through a broker, who will receive brokerage commissions. Typically, the shares are sold through the exchange on which the common shares of First American are traded. Depending on the number of First American shares to be sold and current trading volume, sale transactions may be completed in multiple transactions and over the course of more than one day. All sales are subject to market conditions, system availability, restrictions and other factors. The actual sale date, time or price received for any shares sold through the Plan cannot be guaranteed.

Participants may instruct the Administrator to sell shares under the Plan through a Batch Order, Market Order, Day Limit Order, Good-’Til-Date/Canceled Limit Order or Stop Order.

Batch Order (online, telephone, mail) – The Administrator will combine each request to sell through the Plan with other Plan participant sale requests for a Batch Order. Shares are then periodically submitted in bulk to a broker for sale on the open market. Shares will be sold no later than five (5) business days (except where deferral is necessary under state or federal regulations). Bulk sales may be executed in multiple transactions and over more than one day depending on the number of shares being sold and current trading volumes. Once entered, a Batch Order request cannot be canceled.

Market Order (online or telephone) – The participant’s request to sell shares in a Market Order will be at the prevailing market price when the trade is executed. If such an order is placed during market hours, the Administrator will promptly submit the shares to a broker for sale on the open market. Once entered, a Market Order request cannot be canceled. Sales requests submitted near the close of the market may be executed on the next trading day, along with other requests received after market close.

Day Limit Order (online or telephone) – The participant’s request to sell shares in a Day Limit Order will be promptly submitted by the Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches, or exceeds the specified price on the day the order was placed (for orders placed outside of market hours, the next trading day). The order is automatically canceled if the price is not met by the end of that trading day. Depending on the number of shares being sold and current trading volumes, the order may only be partially filled and the remainder of the order canceled. Once entered, a Day Limit Order request cannot be canceled by the participant.

Good-’Til-Date/Canceled (“GTD/GTC”) Limit Order (online or telephone) – A GTD/GTC Limit Order request will be promptly submitted by the Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches, or exceeds the specified price at any time while the order remains open (up to the date requested or 90 days for GTC). Depending on the number of shares being sold and current trading volumes, sales may be executed in multiple transactions and may be traded on more than one day. The order or any unexecuted portion will be automatically canceled if the price is not met by the end of the order period. The order may also be canceled by the applicable stock exchange or the participant.

Stop Order (online or telephone) – The Administrator will promptly submit a participant’s request to sell shares in a Stop Order to a broker. A sale will be executed when the stock reaches a specified price, at which time the Stop Order becomes a Market Order and the sale will be at the prevailing market price when the trade is executed. The price specified in the order must be below the current market price (generally used to limit a market loss).

Sales proceeds will be net of any fees to be paid by the participant (see “—Investment Summary and Fees” for details). The Administrator will deduct any fees or applicable tax withholding from the sale proceeds. Sales processed on accounts without a valid Form W-9 for U.S. citizens or Form W-8BEN for non-U.S. citizens will be subject to Federal backup withholding. This tax can be avoided by furnishing the appropriate and valid form prior to the sale. Forms are available online at shareowneronline.com.

A check for the proceeds of the sale of shares (in U.S. dollars), less applicable taxes and fees, will generally be mailed by first class mail as soon as administratively possible after the settlement date. If a participant submits a request to sell all or part of the Plan shares, and the participant requests net proceeds to be automatically deposited to a checking or savings account, the participant must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If the participant is unable to provide a voided check or deposit slip, the participant’s written request must have the participant’s signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be processed and a check for the net proceeds will be issued.

To sell shares through a broker of their choice, the participant may request the broker to transfer shares electronically from the Plan account to their brokerage account.

The First American share price may fluctuate between the time the sale request is received and the time the sale is completed on the open market. The Administrator shall not be liable for any claim arising out of failure to sell on a certain date or at a specific price. Neither the Administrator nor any of its affiliates will provide any investment recommendations or investment advice with respect to transactions made through the Plan. This risk should be evaluated by the participant and is a risk that is borne solely by the participant.

The company’s trading policy provides that the participant may not trade in First American’s common stock if in possession of material, non-public information about the company. Share sales by employees, affiliates and Section 16 officers must be made in compliance with the First American’s insider trading policy.

Alternatively, you may choose to sell your shares of common stock through a broker of your choice by requesting that such shares of common stock be deposited with your broker through the Direct Registration System.

23.	Is there a minimum number of shares of common stock that I must maintain in my account to keep it active?

Yes. The Administrator reserves the right to terminate your participation in the Plan if you do not have at least one whole share in the Plan. Upon termination you may receive the cash proceeds from the sale of any fractional share, less any transaction fee and brokerage commission.

ISSUANCE OF STOCK CERTIFICATES

24.	Will stock certificates be issued for shares of common stock acquired through the Plan?

No. Stock certificates will not be issued for shares of common stock acquired through the Plan. The absence of stock certificates eliminates the risk of certificate loss, theft or destruction.

25.	Can I request a stock certificate?

No.

GIFTS AND TRANSFERS OF COMMON STOCK

26.	Can I transfer or gift shares of common stock that I hold in the Plan to someone else?

You may transfer shares of common stock held in the Plan to new or existing stockholders by completing and submitting a Stock Power Form. If the shares are jointly owned, all owners must sign the form. This form, along with instructions, can be accessed and printed through shareowneronline.com. Please note that you must obtain a medallion signature guarantee for any transfer of shares. For additional assistance regarding the transfer of Plan shares, contact the Administrator.

To transfer shares of common stock to a minor, you will need to provide the name of the adult custodian who will be listed on the account. Once the minor has reached the age of majority the custodian’s name can be removed. Additionally, gifts to minors are irrevocable. Shares of common stock may not be transferred from a custodial account to other custodial accounts or individuals until the minor has reached the age of majority and provides the Administrator with proper transfer instructions and proof of age.

If you request to transfer all shares of common stock in your Plan account between a dividend record date and payment date, your transfer request will be processed and a separate dividend check will be mailed to the participant.

INTERNET AND TELEPHONE PRIVILEGES

27.	Does the Plan allow me to perform transactions via the Internet?

Yes. You may access your account information and perform transactions online.

If you are an existing registered shareowner:

1.	Go to shareowneronline.com

2.	Click Register then I want to register for online access

3.	Select “First American Financial Corporation” and enter your EQ Account Number

4.	Select your Authentication* method

5.	Follow the steps to provide your information, create your secure profile, and access your online account

*	If you need your Authentication ID to continue, select Authentication ID and Please send my Authentication ID, then click Send ID. For security, this number is required for first time sign on.

If you are a new investor:

1.	Go to shareowneronline.com

2.	Select Register then I want to invest in a Company

3.	Select “First American Financial Corporation”

4.	Select Invest in this company, and follow the instructions to buy shares

After you have successfully signed up, you will be able to access your account immediately. You will also receive written confirmation to your mailing address on file that your account has been activated for online access.

Once you have activated your account online, you can also:

•	Authorize, change or stop your Automatic Cash Withdrawal and Investment Service;

•	Consent for electronic delivery of statements including tax forms;

•	Sell some or all of your Plan shares; and

•	Elect to view statements, tax forms, and company communications. You will receive an email notification when new documents are available for viewing.

Certain restrictions may apply. If you have any questions concerning your online privileges, please contact the Administrator.

28.	Does the Plan allow me to perform transactions via telephone?

Yes. If you have established automated privileges for your account, you can perform the following transactions by calling the Administrator:

•	sell some or all of the shares of common stock credited to your account under the Plan;

•	change your dividend reinvestment option (for example, from full reinvestment to cash);

•	change the amount of, or stop, automatic withdrawals; or

•	terminate your participation in the Plan via a Customer Care Specialist.

To establish automated privileges, please contact the Administrator and request an Automated Request Authorization Form.

INVESTMENT SUMMARY AND FEES

29.	What are the fees associated with participation in the Plan?

Participation in the Plan is subject to the payment of certain fees as outlined below:

Summary
	Minimum cash investments
	Minimum one-time initial purchase for new investors	$250.00
	Minimum one-time optional cash investment	$50.00
	Minimum recurring automatic investments	$50.00
	Maximum cash investments
	Maximum quarterly investment	$5,000.00
	Dividend reinvestment options
	Reinvest options	Full, None
Fees
	Investment fees
	Initial enrollment (new investors only)	$15.00
	Dividend reinvestment	Company Paid
	Check investment	Company Paid
	One-time automatic investment	Company Paid
	Recurring automatic investment	Company Paid
	Dividend purchase trading commission per share	Company Paid
	Optional cash purchase trading commission per share	Company Paid
	Sales fees
	Batch Order	$15.00
	Market Order	$25.00
	Limit Order per transaction (Day/GTD/GTC)	$30.00
	Stop Order	$30.00
	Sale trading commission per share	$0.12
	Direct deposit of sale proceeds	$5.00
	Other fees
	Returned check / Rejected automatic bank withdrawals	$35.00 per item
	Prior year duplicate statements	$15.00 per year

WITHDRAWAL FROM THE PLAN

30.	How do I close my Plan account?

You can terminate your participation in the Plan at any time by contacting the Administrator. You can submit your request for termination by telephone or through the mail (see “—Contact Information”). For your convenience, a Transaction Request Form is attached to your statement. Complete the form by filling in the required fields and indicating your intention to terminate your participation in the Plan. Following termination, all future dividends will be paid to you in cash.

Retain shares – If you elect to keep your shares, the whole shares held in your Plan balance will be moved to book-entry Direct Registration Shares (“DRS”). Any fractional shares will be sold at the market price, and you will receive a check (less any fees) for the proceeds.

Sell shares – If you choose to sell all of your shares, your sale proceeds, less applicable taxes and transaction fees, will be remitted to you via check. Or you can choose to have them directly deposited into your bank account.

If you terminate your participation in the Plan but do not indicate your preference to retain or sell your shares, the Plan shares will be moved to book-entry DRS form until the Administrator receives further instructions.

If your request to terminate participation in the Plan is received on or after a dividend record date, but before the dividend payment date, your termination will be processed as soon as administratively possible, and a separate dividend check will be mailed to you. Future dividends will be paid in cash, unless you rejoin the Plan.

Your participation in the Plan may be terminated if you do not have at least one full share of common stock registered in your name or in your Plan account.

AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN

31.	Can the Plan be amended, modified, suspended or terminated?

First American reserves the right to amend, modify, suspend or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination.

TAX MATTERS

32.	What are the U.S. federal income tax consequences of participating in the Plan?

The following is a brief summary of certain U.S. federal income tax consequences of participation in the Plan. This summary is based on the U.S. Internal Revenue Code of 1986, as amended, applicable Treasury Regulations issued thereunder, administrative pronouncements and judicial decisions, all as in effect on the date of this prospectus and all subject to change or differing interpretations, possibly with retroactive effect. It does not purport to be a comprehensive description of the U.S. federal income tax consequences of participation in the Plan. In addition, this summary does not purport to deal with all aspects of taxation that may be relevant to a participant in light of a participant’s circumstances, or if a participant is a type of investor who is subject to special treatment under U.S. federal income tax law (including, without limitation, insurance companies, partnerships and other pass-through entities and investors therein, tax-exempt organizations, financial institutions, broker dealers, tax-exempt organizations, U.S. expatriates, U.S. participants whose functional currency is not the U.S. dollar and participants who hold common stock as part of a “straddle,” “hedge,” “conversion transaction” or other integrated investment). In addition, this summary does not apply to participants who are not U.S. persons for U.S. federal income tax purposes (“non-U.S. persons”), except as specifically indicated below. Participants should consult with their own tax advisor regarding the specific tax consequences (including the federal, state, local, foreign and other tax consequences) of participating in the Plan, and of potential changes in applicable tax laws.

In general, participants will be treated for U.S. federal income tax purposes as having received, on each dividend payment date, a distribution equal to the full amount of the cash dividends payable on such participant’s common stock held through the Plan, even though the participant has not actually received a distribution in cash. In addition, the U.S. Internal Revenue Service has ruled that the amount of brokerage commissions paid by us on a participant’s behalf (e.g., where Plan shares are purchased on the open market) is to be treated as a distribution to the participant which is subject to income tax in the same manner as distributions. Each participant who makes an optional cash investment under the Plan will additionally be required to treat as a distribution for U.S. federal income tax purposes brokerage commissions paid by us on such participant’s behalf. A participant’s tax basis for shares purchased through the Plan will generally be equal to the purchase price of the shares plus an allocable share of the brokerage commissions. Each participant will receive an annual statement indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service as dividend income.

A participant will not realize gain or loss for U.S. federal income tax purposes upon a transfer of shares of common stock to the Plan or the withdrawal of whole shares of common stock from the Plan. Participants will, however, generally realize gain or loss upon the receipt of cash for fractional shares of common stock held in the Plan. Gain or loss will also be realized by the participant when whole shares of common stock are sold, either by the purchasing agent pursuant to the participant’s request or by the participant after termination from the Plan.

The amount of gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share sold and the participant’s tax basis therefor. Generally, such gain or loss will be treated for U.S. federal income tax purposes as capital gain or loss and will be long-term capital gain or loss if, as of the date of such disposition, the holding period with respect to the common stock sold exceeds one year. This Plan assumes that each participant will use the first-in, first-out (FIFO) method (as described in the applicable Treasury Regulations) when determining the tax basis of any shares sold. Participants may designate their preference for a different method of determining the tax basis of shares by identifying this preference in writing to the Administrator. Participants may designate their preference for specific identification cost basis at any time.

Certain U.S. participants that are individuals, estates or trusts will be subject to a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of common stock, subject to certain exceptions. If you are a U.S. participant that is an individual, estate or trust, you are urged to consult your tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the shares acquired under the Plan.

In general, a non-U.S. person is subject to tax withholding at a 30% rate on the gross amount of certain payments of U.S. source income, including dividends, unless the beneficial owner of the payment is entitled to a reduced rate of, or exemption from, withholding tax under an income tax treaty. If a non-U.S. person fails to provide certain U.S. federal income tax certifications establishing an exemption from, or reduction in, U.S. federal income tax withholding in the manner required by law, the appropriate amount of tax will be deducted and only the remaining amount will be reinvested or paid. In addition, pursuant to the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions and certain other foreign entities owned must comply with certain information rules with respect to their U.S. account holders and investors or they may be subject to a 30% withholding on all applicable U.S. sourced income, including dividends. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, proposed U.S. Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Although these recent Treasury regulations are not final, taxpayers generally may rely on them until final U.S. Treasury regulations are issued. If withholding is required under FATCA, the appropriate amount of tax will be deducted and only the remaining amount will be reinvested or paid. Non-U.S. persons should consult with their tax advisors or counsel as to which tax certification form they are required to provide and for more specific information regarding the withholding requirements under the U.S. Internal Revenue Code.

If a participant fails to provide certain U.S. federal income tax certifications in the manner required by law, distributions on shares of common stock and proceeds from the sale of shares (including fractional shares) held in the participant’s Plan account may be subject to U.S. federal backup withholding at the applicable statutory rate. Certain participants are exempt from backup withholding. To prevent erroneous withholding, such participants must timely provide the appropriate U.S. federal income tax certifications establishing their exempt status. If backup withholding is required for any reason, the appropriate amount of tax will be deducted and only the remaining amount will be reinvested or paid. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against a participant’s U.S. federal income tax liability and may entitle a participant to a refund, provided that the required information is furnished to the U.S. Internal Revenue Service on a timely basis.

LIMITATION OF LIABILITY

33.	What are the responsibilities of First American and the Administrator under the Plan?

IF YOU CHOOSE TO PARTICIPATE IN THE PLAN, YOU SHOULD RECOGNIZE THAT NEITHER FIRST AMERICAN NOR THE ADMINISTRATOR CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES OF COMMON STOCK THAT YOU PURCHASE UNDER THE PLAN.

Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by the Board of Directors of First American in its discretion, depending upon future earnings, the financial condition of First American and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

In administering the Plan, neither First American, the Administrator nor the purchasing agent is liable for any good faith act or omission to act, including but not limited to any claim of liability (i) arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which shares of common stock are purchased or sold, or (iii) as to the value of the shares of common stock acquired for participants.

The Administrator is acting solely as an agent of First American and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan.

The Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Administrator or First American.

In the absence of negligence or willful misconduct on its part, the Administrator, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered, or omitted, or for any error of judgment made by it, in the performance of its duties hereunder. In no event shall the Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics or pandemics (including the current coronavirus pandemic); riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Administrator shall use reasonable efforts which are consistent with accepted practices in the stock investment plan industry to resume performance as soon as administratively possible under the circumstances.

USE OF PROCEEDS

First American will receive proceeds from the purchase of shares of First American common stock through the Plan only to the extent that such purchases are made directly from First American, and not from open market purchases or privately negotiated transactions by the Administrator. Any proceeds received by First American will be used for general corporate purposes. General corporate purposes may include but are not limited to working capital, capital expenditures, stock repurchases and acquisitions. We may invest funds not required immediately for such purposes in short-term, interest-bearing and other investment grade securities or add such funds to our general funds.

PLAN OF DISTRIBUTION

Except to the extent the Administrator purchases shares of our common stock in open market transactions or privately negotiated transactions, we will sell directly to the Administrator the shares of common stock acquired under the Plan. We may sell common stock to owners of shares of common stock (including brokers or dealers) who, in connection with any resales of those shares of common stock, may be deemed underwriters. The shares of common stock, including shares of common stock acquired pursuant to request forms, may be resold in market transactions on any national securities exchange on which shares of our common stock trade or in privately negotiated transactions. Our common stock is currently listed on the New York Stock Exchange.

We may sell shares of our common stock through the Plan to persons who, in connection with the resale of the shares of common stock, may be considered underwriters. In connection with these types of transactions, compliance with Regulation M under the Exchange Act would be required. We will not give any person any rights or privileges other than those that the person would be entitled to as a participant under the Plan. We will not enter into any agreement with any person regarding the person’s purchase, resale or distribution of shares of common stock. Under some circumstances, we may, however, approve requests for optional cash investments in excess of the allowable maximum limitations pursuant to request forms.

Subject to the availability of our shares of common stock registered for issuance under the Plan, there is no total maximum number of shares of common stock that can be issued pursuant to the reinvestment of dividends and optional cash investments. You will have to pay any fees payable in connection with your voluntary sale of shares of common stock from your Plan account and/or withdrawal from the Plan.

VALIDITY OF THE SECURITIES

The validity of the shares of common stock offered hereby has been passed upon for us by Gibson, Dunn & Crutcher LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DIRECT REGISTRATION

First American is a participant in the Direct Registration System. Direct Registration is a method of recording shares of common stock in book-entry form. Book-entry means that your shares of common stock are registered in your name on the books of the company without the need for physical certificates and are held separately from any Plan shares of common stock you may own. Shares of common stock held in Direct Registration have all the traditional rights and privileges as shares of common stock held in certificate form. With Direct Registration you can:

•	eliminate the risk and cost of storing certificates in a secure place;

•	eliminate the cost associated with replacing lost, stolen, or destroyed certificates; and

•	move shares of common stock electronically to your broker.

Any future common stock transactions will be issued through Direct Registration rather than physical certificates. You may choose to have a portion or all of your full Direct Registration or Plan shares of common stock delivered directly to your broker by contacting your broker. When using your broker to facilitate a share movement, provide them with a copy of your Direct Registration account statement.

FIRST AMERICAN FINANCIAL CORPORATION

DIVIDEND REINVESTMENT & DIRECT PURCHASE PLAN

500,000 Shares of Common Stock, $0.00001 par value

PROSPECTUS

We have not authorized anyone to give you any information that differs from the information in this prospectus. If you receive any different information, you should not rely on it.

The delivery of this prospectus shall not, under any circumstances, create an implication that First American Financial Corporation is operating under the same conditions that it was operating under on the date of this prospectus. Do not assume that the information contained in this prospectus is correct at any time past the date indicated.

This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the securities to which it relates.

This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities to which it relates in any circumstances in which such offer or solicitation is unlawful.

This prospectus is dated February 21, 2025

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is a table of the registration fee for the SEC and estimates of all other expenses to be incurred in connection with the issuance and distribution of the securities described in this registration statement:

SEC Registration Fee	$218.56
Printing expenses	$5,000
Legal fees and expenses	$20,000
Accounting fees and expenses	$10,000
Miscellaneous	$5,000
Total	$40,218.56

Item 15. Indemnification of Directors and Officers.

The Delaware General Corporation Law, or DGCL, authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. First American’s certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for breaches of fiduciary duty as a director.

First American’s bylaws provide that First American shall indemnify any of its directors or officers who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of First American. First American’s bylaws also provide for the advancement to directors and officers of expenses incurred in defending any proceeding in advance of its final disposition. First American is authorized to carry insurance protecting First American and any director, officer, employee or agent of First American or another corporation or organization against any expense, liability or loss, whether or not First American would have the power to indemnify the person.

The provisions of First American’s certificate of incorporation and bylaws that limit liability and provide for indemnification and advancement of expenses may discourage stockholders from bringing a lawsuit against directors for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit First American and its stockholders. In addition, First American’s common stock may be adversely affected to the extent First American pays the costs of settlement and damage awards pursuant to these indemnification provisions.

The bylaws also provide that the rights to indemnification and to the advancement of expenses provided for in the bylaws shall not be exclusive of any other right which any person may have or acquire and that any repeal or modification of the bylaws’ indemnification provisions shall be prospective only and shall not adversely affect the rights of any director or officer in effect at the time of any act or omission occurring prior to such repeal or modification.

In addition to the above, First American may enter into one or more agreements with any person to provide for indemnification greater or different than that which is provided for in the certificate of incorporation or the bylaws.

Item 16. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of First American Financial Corporation (incorporated by reference herein from Exhibit 3.1 to the Current Report on Form 8-K filed on June 1, 2010).

3.2	Bylaws of First American Financial Corporation (incorporated by reference herein from Exhibit 3.1 to the Current Report on Form 8-K filed on November 9, 2023).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (incorporated by reference from Exhibit 5.1).

24.1	Power of Attorney.

107.1	Filing Fee Table.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1). To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2). That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3). To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4). That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5). That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on February 21, 2025.

FIRST AMERICAN FINANCIAL CORPORATION (Registrant)

By:	/s/ Kenneth D. DeGiorgio
Kenneth D. DeGiorgio Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kenneth D. DeGiorgio Kenneth D. DeGiorgio	Chief Executive Officer and Director (Principal Executive Officer)	February 21, 2025

/s/ Mark E. Seaton Mark E. Seaton	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	February 21, 2025

/s/ Steven A. Adams Steven A. Adams	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	February 21, 2025

* Dennis J. Gilmore	Chairman of the Board of Directors	February 21, 2025

* Dr. James L. Doti	Director	February 21, 2025

* Reginald H. Gilyard	Director	February 21, 2025

* Parker S. Kennedy	Director	February 21, 2025

* Margaret M. McCarthy	Director	February 21, 2025

* Michael D. McKee	Director	February 21, 2025

* Mark C. Oman	Director	February 21, 2025

Name	Title	Date

* Marsha A Spence	Director	February 21, 2025

* Martha B. Wyrsch	Director	February 21, 2025

* Deborah L. Wahl	Director	February 21, 2025

* The undersigned does hereby sign this registration statement on behalf of the above-indicated person pursuant to a power of attorney executed by such person.

/s/ Lisa W. Cornehl Lisa W. Cornehl	Attorney-in-Fact	February 21, 2025